                          A.S.V., INC. AND SUBSIDIARY
                 EXHIBIT 11 - COMPUTATION OF EARNINGS PER SHARE

                                                          Three Months Ended          Six Months Ended
                                                                June 30,                  June 30,
                                                         ------------------------  ----------------------
                                                             1997         1996        1997        1996
                                                         -----------  -----------  ----------  ----------
PRIMARY EARNINGS PER SHARE
 Earnings
  Net income                                              $  464,893   $  175,061  $  780,435  $  328,057

  Add after tax interest expense applicable
   to 6.5% convertible debentures                             50,375            -     100,750           -
                                                          ----------   ----------  ----------  ----------
  Net income applicable to common stock                   $  515,268   $  175,061  $  881,185  $  328,057
                                                          ==========   ==========  ==========  ==========

 Shares
  Weighted average number of common
   shares outstanding                                      4,831,767    4,775,727   4,829,082   4,769,793

  Assuming exercise of options and warrants
   reduced by the number of shares which could
   have been purchased with the proceeds from
   the exercise of such options and warrants                 647,921      441,492     665,294     384,477

  Assuming conversion of 6.5% convertible
   debentures                                                454,545            -     454,545           -
                                                          ----------   ----------  ----------  ----------
  Weighted average number of common and
   common equivalent shares outstanding                    5,934,233    5,217,219   5,948,921   5,154,270
                                                          ==========   ==========  ==========  ==========

 Earnings per common share                                $      .09   $      .03  $      .15  $      .06
                                                          ==========   ==========  ==========  ==========

                          A.S.V., INC. AND SUBSIDIARY
                 EXHIBIT 11 - COMPUTATION OF EARNINGS PER SHARE


                                                    Three Months Ended        Six Months Ended
                                                         June 30,                June 30,
                                                  ----------------------  ----------------------
                                                     1997        1996        1997        1996
                                                  ----------  ----------  ----------  ----------
FULLY DILUTED EARNINGS PER SHARE
 Earnings
  Net income                                      $  464,893  $  175,061  $  780,435  $  328,057

  Add after tax interest expense applicable
   to 6.5% convertible debentures                     50,375           -     100,750           -
                                                  ----------  ----------  ----------  ----------
  Net income applicable to common stock           $  515,268  $  175,061  $  881,185  $  328,057
                                                  ==========  ==========  ==========  ==========
 Shares
  Weighted average number of common
   shares outstanding                              4,831,767   4,775,727   4,829,082   4,769,793

  Assuming exercise of options and warrants
   reduced by the number of shares which could
   have been purchased with the proceeds from
   the exercise of such options and warrants         794,611     491,532     738,639     410,934

  Assuming conversion of 6.5% convertible
   debentures                                        454,545           -     454,545           -
                                                  ----------  ----------  ----------  ----------
  Weighted average number of common and
   common equivalent shares outstanding            6,080,923   5,267,259   6,022,266   5,180,727
                                                  ==========  ==========  ==========  ==========
 Earnings per common share                        $      .09  $      .03  $      .15  $      .06
                                                  ==========  ==========  ==========  ==========